Exhibit 10.4

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made by and between Michael J. Berry (“Employee”) and SolarWinds Worldwide, LLC (the “Company”) (Employee and the Company are referred to collectively as the “Parties” or individually as a “Party”).

RECITALS

WHEREAS, the Company has employed Employee since February 16, 2010;

WHEREAS, Employee signed an Employment Agreement which became effective February 16, 2010 (the “Employment Agreement”);

WHEREAS, Employee signed an Employee Proprietary Information Agreement which became effective February 16, 2010 (the “Confidentiality Agreement”);

WHEREAS, the Employee has announced his intention to resign from the Company, such resignation to be effective as of October 1, 2013 (the “Resignation Date”);

WHEREAS, the Employee will remain an at-will employee of the Company at all times prior to the Resignation Date;

WHEREAS, the Company and Employee wish to enter into a consulting relationship to be effective as of the Resignation Date; and

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.
Consulting Services. The Company hereby retains Employee, and Employee agrees to be retained, from October 1, 2013 through November 30, 2013 (the “Consulting Period”) to provide consulting services to the Company on an as-needed basis, upon request by the Company, to assist with the Company’s financial and accounting operations including the preparation and reporting of the Company’s third quarter 2013 quarterly results, as well as the transition of his responsibilities. During the Consulting Period, the Parties agree that Employee shall be permitted to maintain and use his company electronic mail account, and the laptop computer provided to Employee during his employment with the Company. The Parties agree that Employee shall not receive any additional compensation for these consulting services beyond what is specified in paragraph 2. Nothing herein shall be deemed to prevent Employee from carrying out his duties at his employer during the Consulting Period.

2.	Consideration

a.
Equity. The Company and Employee agree that Employee will be providing “services” during the Consulting Period, as such term is used in the Company’s 2008 Stock Option Plan. During the Consulting Period, Employee’s equity will continue to vest and, then, all vesting will cease at the end of the Consulting Period, as outlined in Employee’s Stock Option Agreement.

b.
Bonus. The Company reaffirms its obligations under paragraph 2(b) of the Employment Agreement and agrees that, if the Company pays bonuses to the Company’s executives for the period of July 1, 2013, through September 30, 2013, the Company will pay Employee his bonus less applicable withholding when the other executive bonuses are paid.

3.	Confidentiality Agreement. Employee agrees that he will continue to be bound by his Confidentiality Agreement during the Consulting Period.

4.
ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN TRAVIS COUNTY, TEXAS BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH TEXAS LAW, INCLUDING THE TEXAS CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL TEXAS LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH TEXAS LAW, TEXAS LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE COMPANY SHALL PAY THE COSTS AND EXPENSES OF THE ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT

CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

5.
Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on her behalf under the terms of this Agreement. Employee agrees and understands that she is responsible for payment, if any, local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments issued as a result of her failure to make payment of her share of such taxes.

6.
Section 409(A). If the Company determines that any cash severance benefits, health continuation coverage, or additional benefits provided under this Agreement shall fail to satisfy the distribution requirement of Section 409A(a)(2)(A) or the Internal Revenue Code of 1986, as amended (the “Code”) as result of Section 409A(a)(2)(B)(i) of the Code, the payment of such benefit shall be accelerated to the minimum extent necessary so that the benefit is not subject to the provisions of Section 409(a)(1) of the Code. (It is the intention of the preceding sentence to apply the short-term deferral provisions of Section 409A of the Code, and the regulations and other guidance thereunder, to such payments, and the payment schedule as revised after the application of the preceding sentence shall be referred to as the “Revised Payment Schedule.”) However, if there is no Revised Payment Schedule that would avoid the application of Section 409A(a)(1) of the Code, the payment of such benefits shall not be paid pursuant to a Revised Payment Schedule and instead shall be delayed to the minimum extent necessary so that such benefits are not subject to the provisions of section 409A(a)(1) of the Code. The Company may attach conditions to or adjust the amounts paid pursuant to this paragraph to preserve, as closely as possible, the economic consequences that would have applied in the absence of this paragraph; provided, however, that no such condition or adjustment shall result in the payments being subject to Section 409A(a)(1) of the Code.

7.
Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that she has the capacity to act on her own behalf and on behalf of all who might claim through her to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

8.
No Waiver. The failure of either party hereto to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms or conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

9.	Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

10.
Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and Resignation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company (including, but not limited to, the Employment Agreement), with the exception of the Confidentiality Agreement and the Stock Option Agreement.

11.	No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s President or Chief Executive Officer.

12.
Governing Law. This Agreement shall be governed by the laws of the State of Texas, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of Texas.

13.
Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

*    *    *

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

MICHAEL J. BERRY, an individual

Dated: 9/30/2013            /s/ Michael J. Berry
MICHAEL J. BERRY

SOLARWINDS WORLDWIDE, LLC

Dated: 9/30/2013        By     /s/ Kevin B. Thompson
KEVIN B. THOMPSON
PRESIDENT